EXHIBIT 7

Dragon Benware Crowley & Co., P.C.

Certified Public Accountants

31 Elm Street
PO Box 189
Malone, NY 12953
(518) 483-1630
(518) 483-7402 FAX
Gary R. Benware, CPA
Karl M. Martin, CPA

Anthony R. Jones, CPA

199 East Orvis Street
Massena, NY 13662
(315) 764-1781
(315) 764-1782 FAX
Karl M. Martin, CPA
Gary R. Benware, CPA

71 Main Street
P.O. Box 413
Canton, NY 13667
(315) 386-8188
(315) 386-8189 FAX
Karl M. Martin, CPA
Gary R. Benware, CPA

215 Washington Street
Suite 100
Watertown, NY 13601
(315) 788-3140
(315) 782-5321 FAX
Michael W. Crowley, CPA

June 12, 2006

Securities and Exchange Commission
Washington DC 20547

RE: SuperDirectories, Inc.
File No. 0-51533

Dear Sirs:

We have reviewed the disclosure statements made by the Issuer in Amendment No. 2 to its Registration Statement on Form 10-SB relating to a change in accountants. We agree with the disclosures made by the Issuer concerning our firm.

Yours very truly,

DRAGON BENWARE CROWLEY & CO., P.C.

GRB/pn